_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             _____________________

                      HARRIS TRUST COMPANY OF CALIFORNIA
              (Exact name of trustee as specified in its charter)

     California                                        94-0304530
(State of incorporation                            (I.R.S. employer
if not a national bank)                           Identification No.)

                     601 South Figueroa Street, 49th Floor
                        Los Angeles, California  90017
                   (Address of principal executive offices)

             Esther Cervantes, Harris Trust Company of California
                     601 South Figueroa Street, 49th Floor
                         Los Angeles, California 90017
                                (213) 239-0675
          (Name, address and telephone number for agent for service)
                             _____________________

                     SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                         SANTA ANITA OPERATING COMPANY
              (Exact name of obligor as specified in its charter)

           Delaware                                      95-3520818 and
(State or other jurisdiction of                            95-3419438
incorporation or organization)                          (I.R.S. employer
                                                       identification No.)

         301 West Huntington Drive, Suite 405, Arcadia, Calif.  91007
                                      and
               285 West Huntington Drive, Arcadia, Calif.  91007
          (Address of principal executive offices, including zip code)

              Registrant's telephone number, including area code:
                       (818) 574-7223 and (818) 574-7223
                             _____________________

          NON-INTEREST BEARING CONVERTIBLE NOTES DUE OCTOBER 1, 1995
                      (Title of the indenture securities)

                                  GENERAL

Item 1.  General Information.
         --------------------

  Furnish the following information as to the Trustee:

  (a) Name and address of each examining or supervisory authority to which it is subject.

        State Banking Department        Federal Reserve Bank of San Fancisco
        111 Pine Street                 101 Market Street
        Suite 1100                      San Francisco, California  94105
        San Francisco, California 94104


  (b) Whether it is authorized to exercise corporate trust powers.

      Yes.


Item 2.  Affiliations with Obligor.
         --------------------------

  If the obligor is an affiliate of the Trustee, describe each affiliation.

  None.

Item 16.  List of Exhibits.
          -----------------

  Exhibit T-1A.  A copy of the articles of association of Trustee as presently in effect: Restated Articles of Incorporation and Amendment of February 9, 1994.

                 Exhibit T-1A is incorporated herein by reference to S.E.C. File No. 33-54627 of the Registration Statement of FirstFed Financial Corp. Exhibit T-1A.

  Exhibit T-1B.  A copy of the certificate of authority of the Trustee to commence business, if not contained in the articles of association: Certificate of Authority to commence business.

                 Exhibits T-1B is incorporated herein by reference to S.E.C. File No. 33-69382 of the Registration Statement of Pacific Gulf Properties, Inc. Exhibit T-1B.

  Exhibit T-1C.  A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) and (2) above.

                 Exhibits T-1C is incorporated herein by reference to S.E.C. File No. 33-69382 of the Registration Statement of Pacific Gulf Properties, Inc. Exhibit T-1C.

  Exhibit T-1D.  Copy of the existing bylaws of the Trustee or instruments corresponding thereto: By-Laws of Harris Trust Company of California as of March 30, 1988, as presently in effect.

                 Exhibits T-1D is incorporated herein by reference to S.E.C. File No. 33-69382 of the Registration Statement of Pacific Gulf Properties, Inc. Exhibit T-1D.

  Exhibit T-1E.  A copy of each indenture referred to in Item 4, if obligor is in default.

                 Not Applicable.

  Exhibit T-1F.  The consents of United States institutional trustees required by Section 321 of the Act.

                 Exhibits T-1F is incorporated herein by reference to S.E.C. File No. 33-69382 of the Registration Statement of Pacific Gulf Properties, Inc. Exhibit T-1F.

  Exhibit T-1G.  A copy of the latest report of condition of the Trustee published pursuant to law or the requirement of its supervising or examining authority: Statement of Condition as published in the Daily Journal and provided to the Administrator of Local Agency Security for the period ending March 31, 1995.

  Exhibit T-1H.  A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                 Not Applicable.

  Exhibit T-1I.  Foreign trustees are required to file a consent to service of process on Forms F-X.

                 Not Applicable.

                                  SIGNATURES


          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Harris Trust Company of California, a corporation organized and existing under the laws of California, has duly caused this Statement of Eligibility and Qualification to the signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California, on May 31, 1995.


                                         HARRIS TRUST COMPANY OF
                                         CALIFORNIA




                                         By /s/   ESTHER CERVANTES
                                            ----------------------------------
                                                   Esther Cervantes
                                                Assistant Vice President

                                 EXHIBIT T-1G

TRUST COMPANY                  PUBLISHER'S COPY

Consolidated Report of Condition of "Harris Trust Company of California"
                                    --------------------------------------------
                                              (Legal Title)


Located at  Los Angeles            Los Angeles         California       90017
          ----------------------------------------------------------------------
              (City)                 (County)            (State)        (Zip)

as of close of business on   March 31, 1995                 Bank No.   0642
                           -----------------------                  -----------

====================================================================================================
                         ASSETS                                          DOLLAR AMOUNTS IN THOUSANDS
====================================================================================================
 1.  Cash and due from banks...........................................                 75     1
 2.  U.S. Treasury securities..........................................              6,234     2
 3.  Obligations of other U.S. Government agencies and
     corporations......................................................                        3
 4.  Obligations of States and political subdivisions..................                        4
 5.  Other securities (including $_______ corporate stocks)............                375     5
 6.  (a) Loans.........................................................                        6a
     (b) Less: Reserve for possible loan losses........................                        6b
     (c) Loans (Net)...................................................                        6c
 7.  Bank premises, furniture and fixtures and other assets
     representing bank premises
     (including $______ capital leases)................................                269     7
 8.  Real estate owned other than bank premises........................                        8
 9.  Investments in subsidiaries not consolidated......................                        9
10.  Other assets (including $574 intangibles).........................              1,201    10
11.  TOTAL ASSETS......................................................              8,154    11

                           LIABILITIES
12.  Liabilities for borrowed money....................................                       12
13.  Mortgage indebtedness (including $_________ capital leases).......                       13
14.  Other liabilities.................................................                 592   14
15.  TOTAL LIABILITIES.................................................                 592   15
16.  Capital notes and debentures......................................                       16

                     SHAREHOLDERS EQUITY
17.  Preferred stock--
     (Number shares outstanding________)........  Amount $                                    17
18.  Common stock--
     (Number shares authorized_________)........
     (Number shares outstanding________)........  Amount $2,500                               18
19.  Surplus                                      Amount $2,500                               19
20.  TOTAL CONTRIBUTED CAPITAL.........................................              5,000    20
21.  Retained earnings and other capital reserves......................              2,562    21
22.  TOTAL CAPITAL ACCOUNTS............................................              7,562    22
23.  TOTAL LIABILITIES, AND CAPITAL ACCOUNTS...........................              8,154    23

                           MEMORANDA
 1.  Assets deposited with State Treasurer to qualify for exercise of
     fiduciary powers (market value)...................................                248     1
- -------------------------------------------------------------------------------------------------

 The undersigned, M. Valoise Douglas, V.P., G.M. and Steven Rothbloom, Pres.,
                  ------------------------------     ------------------------
                      (Name and Title)                   (Name and Title)
Chrmn. of the above-named trust company, each declares, for himself alone and
- ------
not for the other: I have personal knowledge of the matters contained in this report and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.


Executed on April 26, at Los Angeles, California.
            ---------    -----------
             (Date)        (City)

               /s/ M. VALOISE DOUGLAS              /s/ STEVEN ROTHBLOOM
            --------------------------------   -------------------------------
                      (Signature)                       (Signature)